                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                    Next Generation Technology Holdings, Inc.

                       Next Generation Acquisition, Corp.

                            Healthyconnect.com, Inc.

                                  Carl Pahapill

                                       and

                                   Marc Smith

                        Dated as of September 18th, 2001

                          AGREEMENT AND PLAN OF MERGER

          THIS  AGREEMENT  AND  PLAN OF  MERGER  (the  "Agreement")  is made and entered into as of September 18th, 2001, by and among Next Generation Technology
Holdings,  Inc., a Delaware  corporation  ("Buyer" or "NGTH"),  Next  Generation
Acquisition, Corp., a Delaware corporation ("Sub"), Healthyconnect.com,  Inc., a
Delaware corporation ("HCCI"), and Carl Pahapill and Marc Smith (individually, a
"Seller" and collectively, the "Management Sellers").

          Sub and Buyer are collectively the "NGTH Companies". Sub is a newly-formed corporation which is a wholly-owned subsidiary of NGTH. NGTH is a public company whose shares of Common Stock are traded on the OTC Bulletin
Board.

                                    PREAMBLE

          NGTH and HCCI are parties to a letter of intent dated May 18, 2001, which sets forth the principal terms and conditions involving a proposed business combination of NGTH and HCCI. The Boards of Directors of HCCI and the
NGTH Companies are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This
Agreement provides for the acquisition of HCCI by NGTH pursuant to a merger whereby HCCI will merge with and into Sub. At the effective time of the Merger, the outstanding shares of the capital stock of HCCI shall be converted into the right to receive shares of the common stock of NGTH. As a result, HCCI shall conduct its business and operations as a wholly-owned subsidiary of NGTH.

          The transactions described in this Agreement have been approved by
NGTH, the sole shareholder of Sub; and are subject to the satisfaction of certain other conditions described in this Agreement.

          It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

          Certain terms used in this Agreement are defined in Section 12.9 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

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                  ARTICLE I TRANSACTIONS AND TERMS OF THE MERGER

          Section 1.1 MERGER. Subject to the terms and conditions of this
Agreement, at the Effective Time (as defined in Section 1.3 hereof), HCCI shall be merged with and into Sub, in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL (the
"Merger"). Sub shall be the Surviving Corporation of the Merger, and it shall be a wholly-owned subsidiary of NGTH and shall be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this
Agreement, which has been approved and adopted by the respective Boards of
Directors of each of the NGTH Companies and HCCI.

          Section 1.2 TIME AND PLACE OF CLOSING.

                                        1

          (a) The closing of the transactions contemplated hereby (the
"Closing") will take place at 9:00 A.M. on the date that the Effective Time (as defined below) occurs, or at such other time as the parties, acting through their authorized officers, may mutually agree.

          (b) The Closing shall be held at the office of NGTH's counsel, Olshan
Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York.

          Section 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger, together with officers'
certificates attached thereto and such additional documents as may be required by Section 251 of the DGCL are filed with the Secretary of State of the State of
Delaware (the "Effective Time"). Subject to the terms and satisfaction of all conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of each party, the Effective Time shall occur, and the
Merger Documents shall be filed, on the second business day following the date that all of the conditions to Closing specified in Articles VIII and IX hereof have been satisfied or waived.

          Section 1.4 CHARTER. The Certificate of Incorporation of Sub in effect immediately prior to the Effective Time shall be the Certificate of
Incorporation of the Surviving Corporation until otherwise amended or repealed.

          Section 1.5 BYLAWS. The Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

          Section 1.6 DIRECTORS AND OFFICERS. The directors and officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the respective directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

          Section 1.7 CONVERSION OF SHARES. Subject to the provisions of this
Section 1.7 through Section 1.9, at the Effective Time, by virtue of the Merger and without any action on the part of the NGTH Companies, HCCI or the shareholders of any of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

          (a) Each share of NGTH Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each of the shares of common stock of HCCI held by HCCI as treasury stock shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Subject to Section 1.9 hereof and other than shares to be canceled in accordance with Section 1.7(b) above, each share of Common Stock of HCCI
     (the "HCCI Common Stock") issued and outstanding immediately prior to the
     Effective Time shall cease to be outstanding and shall be converted into the right to receive 0.1026267 shares of fully paid and non assessable common stock of NGTH (the "Consideration") from and after the Effective
     Time. As of the Effective Time, all such shares of HCCI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HCCI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Consideration and any shares of NGTH Common Stock to be issued in accordance with Section 1.9 upon the surrender of such certificate. Each shareholder of HCCI shall be required to represent and warrant as a condition of receiving shares of
     NGTH Common Stock that he or she is acquiring such shares solely for his or her own account for investment purposes and not with a view to distribution or resale; he or she understands that upon issuance hereunder none of the
     NGTH Common Stock will be registered under the Securities Act of 1933 (the

                                        2

     "Securities Act") and such shares may not be transferred, assigned or negotiated except pursuant to an applicable exemption under the Securities
     Act; that stop transfer instructions will be issued against all such shares and that the certificates evidencing the NGTH Common Stock shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY
          NOT BE SOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE
          SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

          Section 1.8 ANTI-DILUTION PROVISIONS. In the event NGTH changes the number of shares of NGTH Common Stock issued and outstanding prior to the
Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established)
shall be prior to the Effective Time, the Consideration shall be adjusted to reflect the same ownership percentage in NGTH as such Consideration would have represented immediately prior to such stock split, stock dividend or similar recapitalization.

          Section 1.9 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of HCCI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of NGTH Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, one share of NGTH Common Stock.

                          ARTICLE II EXCHANGE OF SHARES

          Section 2.1 EXCHANGE PROCEDURES. The conversion of shares of HCCI
Common Stock into NGTH Common Stock as provided for by this Agreement shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of HCCI Common Stock will be deemed to evidence the right to receive the number of shares of NGTH Common Stock into which such HCCI Common
Stock has been converted. Subject to the provisions of Section 2.3 hereof, at the Closing, each holder of a certificate or certificates theretofore representing a share or shares of HCCI Common Stock shall be entitled to receive from NGTH, in exchange for and upon the surrender of all of such holder's HCCI
Common Stock certificates duly endorsed, the number of shares of NGTH Common
Stock to which the holder of such certificates is entitled pursuant to Section
1.7(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 2.2 of this Agreement. Stock certificates for fractions of NGTH Common
Stock shall not be issued in the Merger and such fractional interests shall not entitle the owners thereof to vote, to receive dividends or to exercise any other right of a stockholder with respect to such fractional interest.

          Section 2.2 RIGHTS OF FORMER SHAREHOLDERS OF HCCI. At the Effective
Time, the stock transfer books of HCCI shall be closed as to holders of Common
Stock immediately prior to the Effective Time and no transfer of HCCI Common
Stock by any such holder shall thereafter be made or recognized. Whenever a dividend or other distribution is declared by NGTH on the NGTH Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of NGTH Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of NGTH Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of HCCI Common Stock issued and outstanding at the Effective
Time until such holder surrenders such certificate for exchange as provided in
Section 2.1 of this Agreement. However, upon surrender of such certificate, both the NGTH Common Stock certificate and any undelivered dividends or other distributions and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                        3

          Section 2.3 ESCROW SHARES. On the Closing Date, NGTH, HCCI, the
Management Sellers and an escrow agent reasonably acceptable to the parties
("Escrow Agent") shall execute and deliver the escrow agreement in a form substantially as set forth as Exhibit D hereto (the "Escrow Agreement"). As soon as practicable after the Effective Date, NGTH shall deliver to the Escrow Agent pursuant to the terms of the Escrow Agreement 323,275 shares of NGTH Common
Stock held by Carl Pahapill and 148,808 shares of NGTH Common Stock held by Marc
Smith (the "Escrow Account"). The shares held in the Escrow Account shall be held to satisfy any claims of NGTH pursuant to Section 10.1 of this Agreement for any breach of the representations and warranties of HCCI contained in
Article III of this Agreement. NGTH's recovery of any amounts pursuant to
Article X shall be limited to the Escrow Shares.

          Section 2.4 NO LIABILITY. Neither NGTH nor HCCI shall be liable to any person in respect of any shares of NGTH Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate shall not have been surrendered prior to seven years after the Effective Time
(or immediately prior to such earlier date on which any Consideration, any cash payable to the holder of such Certificate representing HCCI Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental authority, any such Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          Section 2.5 LOST CERTIFICATES. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by NGTH or the Surviving Corporation, the posting by such person of a bond in such reasonable amount as NGTH or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, NGTH will issue in exchange for such lost, stolen or destroyed certificate the Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of NGTH Common Stock deliverable in respect thereof, pursuant to this Agreement.

          Section 2.6 DISSENTING SHARES. Notwithstanding anything in this
Agreement to the contrary, shares of HCCI Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section
262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive Consideration unless such holder fails to perfect or otherwise loses such holder's right of appraisal, if any. If after the Effective Time such holder fails to perfect or loses any such right to appraisal, such Dissenting
Shares shall be treated as if they had been converted as of the Effective Time into a right to receive Consideration pursuant to Section 1.7(c). HCCI shall give prompt written notice to NGTH of any demands received by HCCI for appraisal of shares of HCCI Common Stock and NGTH shall have the right to participate in negotiations and proceedings with respect to such demands. Prior to the
Effective Time, HCCI shall not, except with the prior written consent of NGTH, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Any Consideration that would otherwise have been allocated to the Dissenting Shares if the holders thereof had not properly perfected their appraisal rights will not be paid under Section
1.7(c).

                                        4

               ARTICLE III REPRESENTATIONS AND WARRANTIES OF HCCI

          HCCI hereby represents and warrants to the Buyer and Sub as follows:

          Section 3.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT
BUSINESS; ARTICLES OF INCORPORATION AND BY-LAWS. HCCI is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware. HCCI has provided the Buyer with true and complete copies of the certificate of incorporation of HCCI (certified by the Secretary of State of the
State of Delaware) and By-laws of HCCI (certified by the Secretary of HCCI) as in effect on the date hereof. Prior to the Closing, the minute books of HCCI will be delivered to the Buyer, and will contain true and complete records of all meetings and consents in lieu of meeting of HCCI's Board of Directors and of
HCCI's shareholders since the incorporation of such entity, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. HCCI has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on HCCI. HCCI is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on HCCI. Schedule 3.1 hereto contains a listing of each such foreign jurisdiction with respect to HCCI.

          Section 3.2 CAPITALIZATION AND SHAREHOLDINGS. The authorized and issued stock of HCCI is listed in Schedule 3.2. The capital stock of HCCI is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable. Except as disclosed in Schedule 3.2, HCCI does not have outstanding, and is not bound by or subject to, any Rights, and no shares of capital stock of HCCI are reserved for issuance for any purpose.

          Section 3.3 SUBSIDIARIES, ETC. HCCI does not own (directly or indirectly) any Rights in any corporation, partnership, limited liability company, joint venture, association or other entity except for its wholly-owned subsidiary, Healthyconnect.com Acquisition Corp.

          Section 3.4 AUTHORITY RELATIVE TO AND VALIDITY OF AGREEMENTS. HCCI has
full corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement by HCCI and the performance by HCCI of its obligations hereunder has been duly authorized by its Board of Directors and shareholders and no further authorization on the part of HCCI is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of HCCI to execute and deliver this Agreement and to consummate the transactions contemplated hereunder, and no Consent by any Regulatory Authority is necessary to make this
Agreement a valid instrument binding upon HCCI in accordance with its terms, except any Consents and filings under the DGCL. This Agreement has been duly executed and delivered by HCCI and constitutes a legal, valid and binding obligation of HCCI, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

Section 3.5 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. HCCI is not required to submit any notice, report or other filing with any Regulatory Authority in connection with the execution, delivery or performance of this Agreement, except any filings that may be required under the DGCL and except where the failure to submit any such notice, report or filing would not have a Material Adverse
Effect on HCCI. The execution, delivery and performance of this Agreement by
HCCI and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon HCCI, (b) conflict with or violate any provision of its charter or Bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a Default under, or result in the creation or imposition of

                                        5

any Lien upon any properties or assets of HCCI pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract to which HCCI is a party or which is binding upon HCCI or by which any of its properties are bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect on HCCI. The execution, delivery and performance of this Agreement by HCCI and the consummation of the transactions contemplated hereby will not result in the loss of any Permit possessed by HCCI or give a right of termination to any party to any agreement or other instrument to which HCCI is a party or by which any of its properties are bound except where such loss or right would not have a Material Adverse Effect on HCCI.pt where such loss or right would not have a Material Adverse Effect on HCCI.

          Section 3.6 FINANCIAL STATEMENTS. (a) HCCI has heretofore delivered to
Buyer (i) a balance sheet of HCCI at December 31, 1999 and 2000, and related statements of income and retained earnings and changes in cash flows for the years then ended, as certified by the Chief Financial Officer of HCCI, and (ii)
a balance sheet of HCCI at June 30, 2001 and related statements of income and retained earnings and changes in cash flows for the six months then ended, as certified by the Chief Financial Officer of HCCI (collectively, together with the notes thereto, the "HCCI Financial Statements"). The HCCI Financial
Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of HCCI and its consolidated subsidiaries as of the respective dates thereof and their consolidated results for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year end adjustments which are not expected to be material in amount.

          Section  3.7 NO  UNDISCLOSED  LIABILITIES.  HCCI  does  not  have  any
Liability except:

          (a) those set forth or reflected in the financial statements and the subsequent detailed list of current and contingent liabilities and accounts payable summary delivered to Buyer in accordance with Section 3.6 and that have not been paid or discharged since the date thereof;

          (b) those arising  under  agreements  or other  commitments  expressly identified in any Schedule hereto; and

          (c) liabilities arising in the ordinary and usual course of business.

          Section 3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since June 30, 2001
through the date hereof there has not been, with respect to HCCI, (i) any
Material Adverse Effect; (ii) any material strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets or properties;
(iv) any redemption or other acquisition of Common Stock of HCCI or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto except as set forth on Schedule 3.8 hereto; (v)
any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any
Lien on any material assets or properties except in the ordinary course of business; any payment of any Liabilities other than Liabilities currently due;
any cancellation of any debts or claims or forgiveness of amounts owed to HCCI;
or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Since June 30, 2001, through the date hereof HCCI has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since June 30, 2001, through the date hereof HCCI has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Benefit Plan (as hereinafter defined) or to any employee, independent contractor or consultant, entered into any new Employee Benefit Plan or any new consulting agreement, granted or established any awards under any such Employee Benefit Plan or agreement, in any such case providing for payments of more than $1,000 or adopted or otherwise amended any of the foregoing.

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          Section 3.9 TAXES AND TAX RETURNS. (a) For purposes of this Agreement,
(i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United
States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

          (b) HCCI has (i) except as set forth as Schedule 3.9(b)(i) hereto, duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its respective balance sheet (in accordance with U.S. GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of HCCI except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.
HCCI has not received any notice of audit, is not undergoing any audit of its
Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of its respective business which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by HCCI with respect to any Tax Returns. HCCI has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of its respective business.

          (c) HCCI has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal
Revenue Service or other applicable taxing authorities) that is currently in effect.

          (d) The provision for Taxes, if any, due or to become due for HCCI for the period or periods through and including the date of the HCCI Financial
Statements that has been made and is reflected on such financial statements is sufficient to cover all such Taxes.

          (e) Deferred taxes, if any, of HCCI included in the HCCI Financial
Statements have been computed in accordance with GAAP.

          (f) HCCI is not a party to any Tax allocation or Tax sharing agreement and HCCI has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person under
Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (g) HCCI has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          Section 3.10 EMPLOYEE BENEFIT PLANS. Schedule 3.10 comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Benefit Plans") which
HCCI presently maintains, to which HCCI presently contributes or under which
HCCI has any liability and which relate to employees or independent contractors of HCCI. Each of the Employee Benefit Plans administered by HCCI have been administered in accordance with all requirements of applicable law and terms of each such plan. Each Employee Benefit Plan that is required to be qualified under ERISA, or registered or approved by a Regulatory Authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and such qualification, registration or approval has not been revoked.
All contributions (including premiums) required

                                        7

by law or contract to have been made or accrued by HCCI under or with respect to
Employee Benefit Plans have been paid or accrued by HCCI or will be paid in the ordinary course within 90 days. Without limiting the foregoing, there are no unfunded liabilities under any Employee Benefit Plan. HCCI has not received notice of any investigations, litigation or other enforcement actions against it with respect to any of the Employee Benefit Plans. To HCCI's Knowledge, there are no pending actions, suits or claims by former or present employees of HCCI
(or their beneficiaries) with respect to Employee Benefit Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          Section 3.11 Title to Property . HCCI has good title, or valid leasehold or usage rights (in the case of leased property), to all real property and all personal property owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) encumbrances disclosed or reflected in the HCCI Financial Statements, (ii) Liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (iii) Liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iv) Liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (v) the rights of third parties in and to such real and personal property pursuant to the terms of any lease agreement or other agreement pursuant to which HCCI is entitled to lease or utilize such property; (vi) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (vii) Liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect on HCCI. All of such owned or leased property is listed on Schedule 3.11 hereto.

          Section 3.12 TRADEMARKS, PATENTS AND COPYRIGHTS. (a) HCCI owns or has the right to use all Intellectual Property used in the conduct of the businesses of HCCI as being conducted as of the date hereof. Schedule 3.12 hereto lists each patent, patent right, patent application, tradename registration, trademark registration, copyright registration, copyright application, source and object code owned by HCCI;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any rights to Intellectual
Property of HCCI, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property of HCCI that is material to HCCI or materially impair the right of HCCI to use any Intellectual
Property currently being used by HCCI in its business or any portion thereof;

          (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by HCCI or currently under development by HCCI violates any license or agreement between HCCI and any third party relating to such product or, to the Knowledge of HCCI, infringes any intellectual property right of any other party except for such violation or infringement as would not have a Material Adverse Effect on HCCI, and there is no pending or, to the Knowledge of HCCI, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property, nor has HCCI received any notice asserting that any
Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party; and

          (d) To the Knowledge of HCCI, no current or prior officers, employees or consultants of HCCI claim an ownership interest in any Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to HCCI or otherwise.

          Section 3.13 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC. Except as
set forth on Schedule 3.13 hereto, there is no litigation pending, or to the
Knowledge of HCCI, threatened, against HCCI, or to the Knowledge of HCCI, any director, officer or employee thereof relating to its business that would have a
Material Adverse Effect on HCCI. HCCI has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to

                                        8

the business of HCCI. HCCI is not currently subject to any Order that would have a Material Adverse Effect on HCCI.

          Section 3.14 INSURANCE. Schedule 3.14 hereto sets forth a list and brief description of all existing insurance policies maintained by HCCI pertaining to its business properties, personnel or assets. To the Knowledge of
HCCI, HCCI is not in Default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall have been delivered to the Buyer and shall continue to be in full force and effect. All payments with respect to such policies are current and HCCI has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

          Section 3.15 MATERIAL CONTRACTS. (a) Except as set forth on Schedule
3.15 hereto, HCCI is not a party to and is not bound by any Contract which has a term in excess of one year and will result in payments in excess of $10,000 over any 12 month period other than (i) Contracts entered into in the ordinary course of business with vendors and customers and (ii) Contracts cancelable upon not more than 30 days' notice.

          (b) Except for HCCI's 2000 Stock Option Plan, HCCI is not a party to any (i) Contract with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) benefit plan, including any stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this
Agreement.

          Section 3.16 CERTAIN TRANSACTIONS. Neither HCCI, nor any officer, director or, to the Knowledge of HCCI, any employee of HCCI, nor any member of any such person's immediate family is presently a party to any material transaction with HCCI relating to its business including without limitation, any
Contract or other arrangement (i) providing for the furnishing of services by,
(ii) providing for the rental of real or personal property from, or (iii)
otherwise requiring payments to (other than for services as officers, directors or employees of HCCI) any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

          Section 3.17 BROKER. Except as set forth on Schedule 3.17 hereto, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of HCCI or the Management
Sellers.

          Section 3.18 ENVIRONMENTAL MATTERS. (a) HCCI is not the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii)
any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim for liability relating to environmental conditions on properties of HCCI. HCCI has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. HCCI has not been notified of any conditions on its properties which will give rise to any Liabilities, under any Environmental
Law, or as the result of any claim of any third party with respect to any
Environmental Law. For the purposes of this Section 3.18, an investigation shall include, but is not limited to, any written notice received by HCCI which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

          (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which HCCI (or, to the Knowledge of
HCCI, any previous occupant of HCCI's facilities) has used, stored or otherwise held in or on any of the facilities of HCCI which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. HCCI has not disposed of or arranged (by Contract or otherwise) for the disposal of any material or substance that was generated or used by HCCI at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any
Regulatory Authority for the purpose of identifying sites which pose a danger to health and

                                        9

safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of HCCI. HCCI has not installed any underground storage tanks in any of its facilities and, to the
Knowledge of HCCI, none of such facilities contain any underground storage tanks.

          Section 3.19 ILLEGAL PAYMENTS. HCCI has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to its businesses or operations, which HCCI knows or has reason to believe to have been illegal under any Laws or the laws of any other country having jurisdiction.
HCCI has not participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

          Section 3.20 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by HCCI, any Seller or any Affiliate thereof to any of the NGTH Companies pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by HCCI, any Seller or any Affiliate thereof for inclusion in any documents to be filed by HCCI or any Affiliate thereof with any Regulatory
Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that HCCI or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          Section 3.21 ACCOUNTING, TAX AND REGULATORY MATTERS. Neither HCCI,
nor, to the Knowledge of HCCI, any Affiliate thereof has taken any action that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue
Code, or (ii) materially impede or delay receipt of any Consents of Regulatory
Authorities or result in the imposition of a condition or restriction which could materially adversely impact the economic or business benefits of the transaction contemplated by this Agreement.

       ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SELLERS

          Each Seller hereby severally represents and warrants to the Buyer as follows:

          Section 4.1 CAPITALIZATION. Such Seller owns the shares of Common
Stock of HCCI set forth opposite his name in Exhibit A, free and clear of all
Liens. Such Seller has full right, power, legal capacity and authority to transfer and deliver such shares pursuant to this Agreement.

          Section 4.2 AUTHORITY RELATIVE TO AND VALIDITY OF AGREEMENTS. Such
Seller has full power and authority to execute and deliver this Agreement, the
Registration Rights Agreement in the form attached hereto as Exhibit B (the
"Registration Rights Agreement"), the amendment to the Employment Agreement in the form attached hereto as Exhibit C (the "Employment Agreement") to which such
Seller is a party and the Escrow Agreement, and to assume and perform all of his obligations hereunder and thereunder. There are no contractual, statutory or other restrictions of any kind upon the power and authority of such Seller to execute and deliver this Agreement, the Registration Rights Agreement, the
Employment Agreement to which such Seller is a party and the Escrow Agreement and to consummate the transactions contemplated hereunder and thereunder and except for filings that may be required by DCGL, no action, waiver or consent by any Regulatory Authority is necessary to make this Agreement, the Registration
Rights Agreement, the Employment Agreement to which such Seller is a party and the Escrow Agreement, a valid instrument binding upon such Seller in accordance with its terms. This Agreement has been duly executed and delivered by such
Seller and constitutes, and the Registration Rights Agreement, the Employment
Agreement to which such Seller is a party and the Escrow Agreement, when executed

                                       10

and delivered by such Seller in accordance with their terms will constitute, legal, valid and binding obligations of such Seller, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          Section 4.3 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. Such Seller is
not required to submit any notice, report or other filing with any Regulatory
Authority in connection with the execution, delivery or performance of this
Agreement, the Registration Rights Agreement, the Employment Agreement to which such Seller is a party and the Escrow Agreement except under the DGCL. The execution, delivery and performance of this Agreement, the Registration Rights
Agreement, the Employment Agreement to which such Seller is a party and the
Escrow Agreement by such Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any Law, or (b) conflict with or result in a material breach of any condition or provision of, or constitute a material Default under, or result in the creation or imposition of any Lien upon any properties or assets of such Seller pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract to which such Seller is a party or which is binding upon such Seller or by which any of his properties are bound. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the
Employment Agreement to which such Seller is a party and the Escrow Agreement by such Seller and the consummation of the transactions contemplated hereby and thereby will not result in the loss of any Permit possessed by such Seller or give a right of termination to any party to any agreement or other instrument to which such Seller is a party or by which any of his properties are bound.

          Section 4.4 BROKER. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of such Seller.

          Section 4.5 INVESTMENT. Such Seller is acquiring the Consideration solely for his own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the
Securities Act. Such Seller is an "accredited investor" as defined in Rule
501(a) promulgated under the Securities Act. Such Seller has been advised by the
Buyer that the Consideration to be acquired by such Seller has not been registered under the Securities Act, or applicable state securities laws, that such Consideration will be acquired by such Seller pursuant to exemptions from the registration requirements of these laws and that the reliance by the Buyer on these exemptions is predicated in part on such Seller's representations contained in this Agreement. Such Seller has been advised by Buyer that the certificate or certificates representing Consideration to be acquired by such
Seller under this Agreement shall contain a legend stating that the shares represented thereby have not been registered under the Securities Act and referring to applicable restrictions on transferability.

                                       11

              ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents and warrants to HCCI as follows:

          Section 5.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT
BUSINESS; CERTIFICATE OF INCORPORATION AND BY-LAWS. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of
Delaware; NGTH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has provided HCCI with true and complete copies of the certificate of incorporation (certified by the Secretary of State of the State of Delaware and By-laws of each of the NGTH
Companies (certified by the respective Secretary of each of the NGTH Companies)
as in effect on the date hereof. Each of the NGTH Companies has all corporate power and authority to own, operate and lease its properties and to carry on its business as the same is now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect on any of the
NGTH Companies. Each of the NGTH Companies is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the
NGTH Companies.

          Section 5.2 AUTHORITY RELATIVE TO AND VALIDITY OF AGREEMENTS. Each of
the NGTH Companies has full corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, as the case may be, to assume and perform its obligations hereunder and thereunder to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Registration Rights Agreement and the performance by each of the NGTH Companies of its obligations hereunder and thereunder has been duly authorized and approved by its respective Board of Directors, as the case may be, and no further action on the part of any of the NGTH Companies
(including, without limitation, approval of the stockholders of the NGTH
Companies) is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement and the Registration
Rights Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of any of the NGTH
Companies to execute and deliver this Agreement and the Registration Rights
Agreement and to consummate the transactions contemplated hereunder and thereunder and no Consent by any Regulatory Authority is necessary to make this
Agreement a valid instrument binding upon each of the NGTH Companies in accordance with its terms, except any filings that may be required by the DGCL, or where any such restrictions or the failure to obtain such Consents would not have a Material Adverse Effect on the NGTH Companies. This Agreement has been duly executed and delivered by each of the NGTH Companies and constitutes, and the Registration Rights Agreement will, when executed and delivered by each of the NGTH Companies and the Management Sellers in accordance with its terms will constitute legal, valid and binding obligations of each of the NGTH Companies, enforceable against them in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

          Section 5.3 REQUIRED FILINGS; CONSENTS. None of the NGTH Companies is
required to submit any notice, report or other filing with any Regulatory
Authority in connection with the execution, delivery or performance of this
Agreement and the Registration Rights Agreement, except any filings that may be required under the DGCL and any Current Report on Form 8-K that may be required, or where failure to so file would not have a Material Adverse Effect on the NGTH
Companies taken as a whole. The execution, delivery and performance or this
Agreement and the Registration Rights Agreement by each of the NGTH Companies party thereto and the consummation of the transactions contemplated hereby does not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon any of the NGTH Companies, (b) conflict with or violate any provision of its respective charter or Bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a Default under, or result in the creation or imposition of any Lien upon any properties or assets of any of the NGTH Companies pursuant to, or cause or permit the acceleration prior to maturity of any

                                       12

amounts owing under, any Contract to which any of the NGTH Companies is a party or which is binding upon any of the NGTH Companies or by which any of its properties are bound, except where such conflict, violation, breach on default would not have a Material Adverse Effect on the NGTH Companies. The execution, delivery and performance of this Agreement by each of the NGTH Companies and the consummation of the transactions contemplated hereby will not result in the loss of any Permit possessed by any of the NGTH Companies or give a right of termination to any party to any agreement or other instrument to which any of the NGTH Companies is a party or by which any of its properties are bound except where such loss or right would not have a Material Adverse Effect on the NGHT
Companies taken as a whole.

          Section 5.4 CAPITALIZATION. (a) The authorized capital stock of NGTH consists of (i) 25,000,000 shares of Common Stock, 6,444,757 of which are issued and outstanding , and (ii) 1,000,000 shares of preferred stock, (a) 245,000 of which are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding , (b) 35,000 of which are designated as Series B
Convertible Preferred Stock, 35,000 of which are issued and outstanding , (c)
253,663 of which are designated as Series C Convertible Preferred Stock, none of which are issued and outstanding , (d) 100,000 of which are designated as Series
D Convertible Preferred Stock, none of which are issued and outstanding and (e)
183,334 of which are designated as Series E Convertible Preferred Stock, none of which are issued and outstanding . The capital stock of NGTH is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Consideration is duly authorized and when issued in accordance with the terms and conditions of this
Agreement shall be validly issued, fully paid and nonassessable. The
Consideration is not subject to any preemptive rights or other similar restrictions. Except for conversion rights of outstanding preferred stock and as set forth on Schedule 5.4, none of the NGTH Companies had outstanding, or was bound by or subject to, any Rights, and no shares of capital stock of any of the
NGTH Companies were reserved for issuance for any purpose.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, 100 of which are issued and outstanding as of the date hereof. All of such issued shares are owned beneficially and of record by NGTH.

          Section 5.5 SEC REPORTS AND FINANCIAL STATEMENTS. NGTH has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to HCCI true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since November 12,
1998 under the Securities Act and the Securities Exchange Act of 1934, as
amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports").
As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b)
complied in all material respects with the applicable requirements of the
Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports have been prepared from, and are in accordance with, the books and records of NGTH, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of NGTH and its consolidated subsidiaries as of the date thereof and their consolidated results of operations and cash flows (and changes in financial position, if any) for the periods presented therein.

          Section 5.6 NO UNDISCLOSED LIABILITIES. Except as described in the SEC
Reports, NGTH has no Liabilities, except as incurred in the ordinary course of business, that would have a Material Adverse Effect on NGTH.

          Section 5.7 BROKER. Except as set forth on Schedule 5.7, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of any of the NGTH Companies.

                                       13

          Section 5.8 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any of the NGTH
Companies to HCCI or the Management Sellers pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any of the NGTH Companies for inclusion in any documents to be filed by a NGTH Company with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any of the NGTH Companies is responsible for filing with any Regulatory
Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          Section 5.9 TAXES AND RETURNS.

          (a) NGTH has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its respective balance sheet (in accordance with U.S. GAAP)
all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of NGTH except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. NGTH has not received any notice of audit, is not undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of its respective business which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by NGTH with respect to any Tax Returns. NGTH has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of its respective business.

          (b) NGTH has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal
Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for Taxes, if any, due or to become due for NGTH for the period or periods through and including the date of the NGTH Financial
Statements that has been made and is reflected on such financial statements is sufficient to cover all such Taxes.

          (d) Deferred taxes, if any, of NGTH included in the NGTH Financial
Statements have been computed in accordance with GAAP.

          (e) NGTH is not a party to any Tax allocation or Tax sharing agreement and NGTH has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any Liability for Taxes of any Person under
Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) NGTH has not made any payments, is not obligated to make any payments, and is not a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          Section 5.10 NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                       14

          Section 5.11 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC. Except as
disclosed on Schedule 5.11 hereto, there is no litigation pending, or to the
Knowledge of NGTH, threatened, against NGTH, or to Knowledge of NGTH, any director, officer or employee thereof relating to its business that would have a
Material Adverse Effect on NGTH. NGTH has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of NGTH. NGTH is not currently subject to any Order that would have a Material Adverse Effect on
NGTH.

          Section 5.12 INSURANCE. Schedule 5.12 hereto sets forth a list and brief description of all existing insurance policies maintained by NGTH pertaining to its business properties, personnel or assets. To the Knowledge of
NGTH, NGTH is not in Default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Prior to the Closing, all such policies shall be in full force and effect. All payments with respect to such policies are current and NGTH has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

          Section 5.13 CERTAIN TRANSACTIONS. Except as set forth on Schedule
5.13, neither NGTH, nor any officer, director or, to the Knowledge of NGTH, any employee of NGTH, nor any member of any such person's immediate family is presently a party to any material transaction with NGTH relating to its business including without limitation, any Contract or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of NGTH) any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

          Section 5.14 ILLEGAL PAYMENTS. NGTH has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to its businesses or operations, which NGTH knows or has reason to believe to have been illegal under any Laws or the laws of any other country having jurisdiction.
NGTH has not participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

          Section 5.15 SUBSIDIARIES. NGTH does not own (directly or indirectly)
any Rights in any corporation, partnership, limited liability company, joint venture, association or other entity except for Sub.

          Section 5.16 ESCROW MATTERS. As of the date hereof, approximately
$2,700,000 (the "DB Escrow Amount") remains in escrow pursuant to the terms of the Escrow Agreement (the "DB Escrow Agreement") dated as of June 1, 2000 by and among BFUSB Inc., a Delaware corporation, Delicious Brands, Inc., a Delaware corporation, and the other parties thereto. However, in accordance with the terms of the DB Escrow Agreement, the DB Escrow Amount remains subject to claims.

          Section 5.17 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since June 30,
2001 through the date hereof there has not been, with respect to NGTH, (i) any
Material Adverse Effect; (ii) any material strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets or properties;
(iv) any redemption or other acquisition of Common Stock of NGTH or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice; (vii) any Lien on any material assets or properties except in the ordinary course of business; any payment of any
Liabilities other than Liabilities currently due; any cancellation of any debts or claims

                                       15

or forgiveness of amounts owed to NGTH; or (viii) any change in accounting principles or methods (except insofar as may have been required by a change in
U.S. GAAP). Since June 30, 2001, through the date hereof NGTH has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Without limiting the generality of the foregoing, since June 30,
2001, through the date hereof NGTH has not made any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee Benefit Plan or to any employee, independent contractor or consultant, entered into any new Employee Benefit Plan or any new consulting agreement, granted or established any awards under any such Employee
Benefit Plan or agreement, in any such case providing for payments of more than
$1,000 or adopted or otherwise amended any of the foregoing.

          Section 5.18 EMPLOYEE BENEFIT PLANS. Schedule 5.18 comprises a listing of each Employee Benefit Plan which NGTH presently maintains, to which NGTH presently contributes or under which NGTH has any liability and which relate to employees or independent contractors of NGTH. Each of the Employee Benefit Plans administered by NGTH have been administered in accordance with all requirements of applicable law and terms of each such plan. Each Employee Benefit Plan that is required to be qualified under ERISA, or registered or approved by a
Regulatory Authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and such qualification, registration or approval has not been revoked. All contributions (including premiums) required by law or contract to have been made or accrued by NGTH under or with respect to Employee Benefit Plans have been paid or accrued by NGTH or will be paid in the ordinary course within 90 days. Without limiting the foregoing, there are no unfunded liabilities under any Employee Benefit Plan.
NGTH has not received notice of any investigations, litigation or other enforcement actions against it with respect to any of the Employee Benefit
Plans. To NGTH's Knowledge, there are no pending actions, suits or claims by former or present employees of NGTH (or their beneficiaries) with respect to
Employee Benefit Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

          Section 5.19 TITLE TO PROPERTY. NGTH has good title, or valid leasehold or usage rights (in the case of leased property), to all real property and all personal property owned or leased by it or used in the operation of its business, free and clear of all encumbrances, excluding (i) encumbrances disclosed or reflected in the SEC Reports, (ii) Liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (iii) Liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iv) Liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (v) the rights of third parties in and to such real and personal property pursuant to the terms of any lease agreement or other agreement pursuant to which NGTH is entitled to lease or utilize such property; (vi) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (vii) Liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect on NGTH. All of such owned or leased property is listed in the SEC Reports.

          Section 5.20 TRADEMARKS,  PATENTS AND COPYRIGHTS. (a) NGTH owns or has the right to use all Intellectual Property used in the conduct of the businesses of NGTH as being conducted as of the date hereof;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any rights to Intellectual
Property of NGTH, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property of NGTH that is material to NGTH or materially impair the right of NGTH to use any Intellectual
Property currently being used by NGTH in its business or any portion thereof;

          (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by NGTH or currently under development by NGTH violates any license or agreement between NGTH and any third party relating to such product or, to its Knowledge, infringes any intellectual property right of any other party except for such violation or infringement as would not have a Material Adverse Effect on NGTH, and there is no pending or, to the Knowledge of NGTH, threatened claim or litigation contesting the validity,

                                       16

ownership or right to use, sell, license or dispose of any Intellectual
Property, nor has NGTH received any notice asserting that any Intellectual
Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party; and

          (d) To the Knowledge of NGTH, no current or prior officers, employees or consultants of NGTH claim an ownership interest in any Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to NGTH or otherwise.

          Section 5.21 MATERIAL CONTRACTS. (a) NGTH is not a party to and is not bound by any Contract which has a term in excess of one year and will result in payments in excess of $10,000 over any 12 month period other than (i) Contracts entered into in the ordinary course of business with vendors and customers and
(ii) Contracts cancelable upon not more than 30 days' notice.

          (b) Except as set forth in the SEC Reports, NGTH is not a party to any
(i) Contract with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii)
benefit plan, including any stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

          Section 5.22 ENVIRONMENTAL MATTERS. (a) NGTH is not the subject of, or being threatened to be the subject of (i) any enforcement proceeding, or (ii)
any investigation, brought in either case under any Environmental Law, at any time in effect or (iii) any third party claim for liability relating to environmental conditions on properties of NGTH. NGTH has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. NGTH has not been notified of any conditions on its properties which will give rise to any Liabilities, under any Environmental
Law, or as the result of any claim of any third party with respect to any
Environmental Law. For the purposes of this Section 5.22, an investigation shall include, but is not limited to, any written notice received by NGTH which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

          (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which NGTH (or, to the Knowledge of
NGTH, any previous occupant of NGTH's facilities) has used, stored or otherwise held in or on any of the facilities of NGTH which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. NGTH has not disposed of or arranged (by Contract or otherwise) for the disposal of any material or substance that was generated or used by NGTH at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any
Regulatory Authority for the purpose of identifying sites which pose a danger to health and safety. There have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of
NGTH. NGTH has not installed any underground storage tanks in any of its facilities and, to the Knowledge of NGTH, none of such facilities contain any underground storage tanks.

          Section 5.23 ACCOUNTING, TAX AND REGULATORY MATTERS. Neither NGTH,
nor, to the Knowledge of NGTH, any Affiliate thereof has taken any action that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue
Code, or (ii) materially impede or delay receipt of any Consents of Regulatory
Authorities or result in the imposition of a condition or restriction which could materially adversely impact the economic or business benefits of the transaction contemplated by this Agreement.

                                       17

                          ARTICLE VI COVENANTS OF HCCI

          Section 6.1 COVENANTS OF HCCI REGARDING CONDUCT OF BUSINESS OPERATIONS
PENDING THE CLOSING. HCCI covenants and agrees that between the date of this
Agreement and the Closing Date, HCCI will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i)
preserve its business organization intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, HCCI shall not, between the date of this Agreement and the Closing
Date, directly or indirectly, do any of the following without the prior written consent of the Buyer:

          (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock, or any other ownership interest; (ii) amend or propose to amend its Certificate of Incorporation; (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect thereto;
or (iv) redeem, purchase or otherwise acquire any shares of its capital stock;

          (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) except for indebtedness to NGTH in the principal amount of $250,000, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures each of which is in excess of $10,000; or (v)
release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (c) take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

          (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Employee
Benefit Plan to any employee, independent contractor or consultant, enter into any new Employee Benefit Plan or any new consulting agreement, grant or establish any awards under such Employee Benefit Plan or agreement, in any such case providing for payments or awards having a fair market value of more than,
$3,000, or adopt or otherwise amend any of the foregoing;

          (e) change any accounting policies or procedures (including without limitation its procedures with respect to the payment of accounts payable), other than such changes deemed necessary to comply with U.S. GAAP or required as a result of a change in law;

          (f) enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than
(i) Contracts entered into, and amendments thereof, in the ordinary course of business, (ii) relating to indebtedness incurred in clause (b)(iii) above or
(iii) agreements, if any, relating to the transactions contemplated hereby; or

          (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or, except for the representations and warranties contained in Section 3.8 hereof, as of a future date.

                                       18

          Section 6.2 NO OTHER NEGOTIATIONS. HCCI and each of the Sellers agrees that until the termination of this Agreement pursuant to the provisions of Article XI hereof (the "Termination Date"), neither HCCI nor the Management
Sellers will, nor will it or they permit any of its or their affiliates
(including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on their behalf) to, (i) enter into any agreement with a third party with respect to the acquisition, directly or indirectly, of shares or other securities of HCCI or a material part of its assets, (ii) enter into discussions or negotiations with a third party regarding such an agreement, or (iii) provide a third party with general access to their books, records or employees for the purpose of enabling such third party to conduct a due diligence investigation of the legal, financial or business condition of it.

                         ARTICLE VII ADDITIONAL COVENANTS

          Section 7.1 COVENANTS OF HCCI, THE MANAGEMENT SELLERS AND THE NGTH
COMPANIES. Each of HCCI, the Management Sellers and the NGTH Companies
covenants and agrees:

          (a) REASONABLE EFFORTS. To proceed diligently and use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including the execution and delivery of the
Registration Rights Agreement, the Employment Agreements and the Escrow
Agreement and satisfaction of all conditions to the Merger; provided, however, that no party shall be required to pay money to any third party for the purpose of obtaining any Consent to the transaction.

          (b) COMPLIANCE. To comply in all material respects with all applicable rules and regulations of any Regulatory Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement; provided, however, that no party shall be required to pay money to any third party for the purpose of obtaining any Consent to the transaction.

          (c) NOTICE. To give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this
Agreement to be untrue or incorrect in any material respect as of the date hereof or as of the Closing Date, and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (d) ACCESS. To cause its affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of the other party hereto complete access at all reasonable times and upon reasonable notice to its properties, offices and other facilities and to all books and records, and shall furnish such other party with all financial, operating and other data and information as the other party through its officers, employees or agents, may reasonably request, provided that the party providing such access and furnishing such data and information to the other party incurs no cost in doing
so.

          (e) CONFIDENTIALITY. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall ensure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any

                                       19

such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

          (f) ANNOUNCEMENTS. That all announcements, reports, statements and press releases to the public, the trade or the press or any other third party concerning the transactions contemplated by this Agreement shall be mutually agreed to by HCCI and the Buyer before the issuance or the making thereof and, subject to the advice of counsel, no party shall issue any such announcement, report, statement or press releases or make any such public statement prior to such mutual agreement, except as may be required by law. Copies of any such announcement, report, statements or press release, including any announcement or disclosure required by law or by any Governmental Authority, shall be delivered to each of the parties hereto prior to release.

          Section 7.2 TAX TREATMENT. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization"
within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

          Section 7.3 REPORTING COMPANY. NGTH undertakes and agrees to use its reasonable efforts to become a reporting issuer in the provinces of Ontario and
Quebec, Canada within ninety (90) days after the Effective Time.

   ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONSOF HCCI AND THE MANAGEMENT
                                     SELLERS

          The obligations of HCCI and the Management Sellers under this
Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

          Section 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the NGTH Companies contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, with the same force and effect as if made on and as of the Closing Date, and HCCI shall have received a certificate to that effect and as to the matters set forth in Section
8.2 hereof, dated the Closing Date, from the President or Chief Executive
Officer of NGTH.

          Section 8.2 PERFORMANCE OF COVENANTS. Each of the NGTH Companies
shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

          Section 8.3 NO PROCEEDINGS. No statute, rule or regulation shall have been enacted and no preliminary or permanent injunction or other order
(including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction shall have been issued or entered and remain in effect which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of the business of any of the NGTH Companies.

          Section 8.4 REGISTRATION RIGHTS AGREEMENT. The Registration Rights
Agreement shall have been executed by the parties thereto.

          Section 8.5 CONSENTS AND APPROVALS. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation

                                       20

of the transactions contemplated by this Agreement the absence of which would have a Material Adverse Effect on HCCI, shall have been received and shall be in full force and effect.

          Section 8.6 WORKING CAPITAL. NGTH shall have cash on hand, and/or loaned HCCI as of the Closing Date an aggregate of $700,000 (inclusive of the
$250,000 loaned by NGTH to HCCI as of the date hereof).

          Section 8.7 DIRECTORS. NGTH shall appoint Carl Pahapill and one other person designated by HCCI as directors of NGTH and Sub simultaneously with the
Closing.

          Section 8.8 OPINION OF COUNSEL. The Management Sellers shall have received the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to NGTH, dated the Closing Date, in form reasonably satisfactory to the
Management Sellers, substantially to the effect that (i) NGTH is a corporation duly organized, validly existing and in good standing under the laws of the
State of Delaware; (ii) NGTH has the corporate power to enter into this
Agreement, the Registration Rights Agreement, the Employment Agreements and the
Escrow Agreement (collectively, the "Basic Documents") and to consummate the transactions contemplated hereby and thereby and this Agreement does not require the approval of NGTH's shareholders; (iii) the execution and delivery of the
Basic Documents and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action taken on the part of NGTH; (iv) to the best of such counsel's knowledge, no consent, waiver, approval, withholding of disapproval, order or authorization of, registration, declaration or filing with, any court or other federal, state, county, or local governmental authority is required at or prior to the Effective Time by or with respect to NGTH in connection with NGTH's execution and delivery of this
Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, withholdings of disapproval, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and as set forth on the Schedules to this Agreement;
(v) none of the execution, delivery or performance of the Basic Documents by
NGTH, to the best of such counsel's knowledge, conflict with or result in a breach of, or default under, the Certificate of Incorporation or Bylaws of NGTH or any Contracts; (vi) there is no action, suit or proceeding pending or, to the best of such counsel's knowledge, threatened, against or affecting NGTH before any court or arbitrator or governmental body or agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a Material Adverse Effect on NGTH, which could adversely effect the present or prospective ability of NGTH to perform its obligations under this Agreement or the other Basic Documents or which in any manner draws into question the validity or enforceability of this Agreement or the other Basic Documents; and (vii) to the best of such counsel's knowledge during the period commencing on November 12, 1998 and ending on the date hereof, no person has made any claim that they are the owner of any shares of capital stock of NGTH or had the right to receive capital stock of NGTH, which claim or right is not reflected in NGTH's corporate records. Although such counsel has not undertaken to investigate or verify independently and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the SEC Reports, nothing has come to such counsel's attention that causes such counsel to believe that the SEC Reports (other than the financial statements and notes thereto and other financial, statistical and accounting data or schedules included therein or omitted therefrom, and matters related to intellectual property, as to which we express no opinion), as amended or supplemented, at the time such SEC Reports were filed with the Securities and
Exchange Commission contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       ARTICLE IX CONDITIONS PRECEDENT TOOBLIGATIONS OF THE NGTH COMPANIES

          The obligations of the NGTH Companies under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

          Section 9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of HCCI and the Management Sellers contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date (except for the representations and warranties contained in

                                       21

Section 3.8 hereof, which need only to be true and correct as of the date hereof), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof with the same force and effect as if made on and as of the Closing Date, and the Buyer shall have received a certificate to that effect and as to the matters set forth in Section 9.2 hereof, dated the Closing Date, from the President or Chief Executive Officer of
HCCI and from each of the Sellers.

          Section 9.2 PERFORMANCE OF COVENANTS. Each of HCCI and the Management
Sellers shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

          Section 9.3 SHAREHOLDER APPROVAL. The Merger and this Agreement and all actions contemplated herein requiring shareholder approval shall have been authorized and approved by the requisite vote of the shareholders of HCCI.

          Section 9.4 NO PROCEEDINGS. No statute, rule or regulation shall have been enacted and no preliminary or permanent injunction or other order
(including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction shall have been issued or entered and remain in effect which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Merger or operation of the business of HCCI.

          Section 9.5 CONSENTS AND APPROVALS. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement, the absence of which would have a
Material Adverse Effect on the NGTH Companies shall have been received and shall be in full force and effect.

          Section 9.6 REGISTRATION RIGHTS AGREEMENT. The Registration Rights
Agreement shall have been executed by the parties thereto substantially in the form of Exhibit B hereto.

          Section 9.7 EMPLOYMENT AGREEMENTS. The Employment Agreements of Carl
Pahapill (providing, among other things, for the title of President and Chief
Executive Officer) and Marc Smith (providing, among other things, for the title of Vice President, Operations) shall have been executed by the parties thereto substantially in the form of Exhibit C hereto.

          Section 9.8 ESCROW AGREEMENT. The Escrow Agreement shall have been executed by the parties thereto substantially in the form of Exhibit D hereto.

          Section 9.9 OPINION OF COUNSEL. The Buyer shall have received the opinion of Gersten, Savage & Kaplowitz, LLP, counsel to HCCI, dated the Closing
Date, in form reasonably satisfactory to the Buyer, substantially to the effect that: (i) HCCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) HCCI has the corporate power to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby; (iii) the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby has been duly authorized by all requisite corporate action taken on the part of HCCI; (iv) this Agreement and the Escrow Agreement have been duly executed and delivered by HCCI and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of HCCI enforceable against it in accordance with its terms, subject to customary exceptions; (v) the Escrow Agreement has been duly executed and delivered by the Management Sellers and (assuming that it is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of the Management Sellers enforceable against them in accordance with its terms, subject to customary exceptions; (vi) the shares of
Common Stock of HCCI are duly authorized, validly issued, fully paid and nonassessable; (vii) none of the execution, delivery or performance of this
Agreement or the Escrow Agreement by HCCI of the transactions herein contemplated, to the best of such counsel's knowledge,

                                       22

conflict with or result in a breach of, or default under, the Certificate of
Incorporation or Bylaws of HCCI or any Contracts; and (viii) there is no action, suit or proceeding pending, or, to the best of its knowledge, threatened, against or affecting HCCI before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a
Material Adverse Effect on HCCI, which could adversely affect the present or prospective ability of HCCI to perform its obligations under this Agreement or the Escrow Agreement or which in any manner draws into question the validity or enforceability of this Agreement or the Escrow Agreement. Although such counsel has not undertaken to investigate or verify independently and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Information Statement delivered to HCCI's shareholders in connection with the Merger (the "Information Statement"), nothing has come to such counsel's attention that causes such counsel to believe that the
Information Statement (other than the financial statements and notes thereto and other financial, statistical and accounting data or schedules included therein or omitted therefrom, and matters related to intellectual property, as to which we express no opinion), as amended or supplemented, contains an untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein not misleading.

          Section 9.10 MATERIAL CHANGES. Since June 30, 2001, there shall not have been any Material Adverse Change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of HCCI.

          Section 9.11 DELIVERY OF QUESTIONNAIRE AND REPRESENTATION LETTERS.
NGTH shall have received completed and executed Questionnaire and Representation
Letters in the form attached hereto as Exhibit E from each person who will, immediately prior to consummation of the transactions contemplated hereby, be a shareholder of HCCI.

          Section 9.12 ACCREDITED INVESTORS. HCCI shall have no more than thirty-five (35) shareholders who are not "accredited investors", as that term is defined in Rule 501 of Regulation D, but who either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in NGTH.

          Section 9.13 DISSENTING SHARES. The number of "dissenting shares" of
HCCI (as determined under Delaware law) shall be less than 7 1/2% of the outstanding shares of HCCI.

          Section 9.14 RELEASES. HCCI shall have received releases from
Med-Emerg International Inc. ("Med-Emerg") and Healthyconnect.com, Inc., an
Ontario, Canada corporation ("Healthy-Ontario"), in form and substance acceptable to NGTH, with respect to claims that Med-Emerg and/or Healthy-Ontario may have against HCCI.

                            ARTICLE X INDEMNIFICATION

          Section 10.1 INDEMNIFICATION BY THE MANAGEMENT SELLERS. Subject to
the limits set forth in this Article X, the Management Sellers agree, jointly and severally, to indemnify, defend and hold the Buyer and Sub and each of its respective directors and officers harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) (collectively, "Losses") that the Buyer or Sub or any of its respective affiliates may incur or become subject to arising out of or due to
(i) the claims of any broker or finder engaged by the Management Sellers and
(ii) any breach of any representation or the breach of any warranty of HCCI or any Seller contained in Article III or Article IV of this Agreement. The
Management Sellers will reimburse the Buyer and Sub and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

          Section 10.2 INDEMNIFICATION BY THE BUYER. Subject to the limits set forth in this Article X, the Buyer agrees to indemnify, defend and hold each
Seller harmless from and against any and all Losses that the Seller or its affiliates may incur or become subject to arising out of or due to (i) the claims of any broker or finder

                                       23

engaged by any of the NGTH Companies; and (ii) any breach of any representation or the breach of any warranty of any of the NGTH Companies contained in Article
V of this Agreement. The Buyer will reimburse the Management Sellers for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

          Section 10.3 SURVIVAL. The representations and warranties of each of
HCCI and the Management Sellers set forth in Articles III and IV of this
Agreement shall survive the Closing until the first anniversary of the Closing
Date. The representations and warranties of the NGTH Companies set forth in
Article V of this Agreement shall survive the closing until the first anniversary of the Closing Date. The covenants and agreements of the parties shall not survive the Closing Date.

          Section 10.4 LIMITATIONS. (a) No party shall assert, and no party shall be liable for, any claim against the other for indemnification hereunder with respect to any inaccuracy or breach of such warranties, representations, covenants or agreements unless and until the amount of all such claims shall exceed on a cumulative basis $50,000, and then only to the extent such claim for indemnification exceeds that amount.

          (b) All representations and warranties made by the parties herein shall be deemed to have been relied upon notwithstanding any investigation.

          Section 10.5 THIRD PARTY CLAIMS. In order for a party (the
"indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third
Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing and in reasonable detail of the Third Party Claim within 30 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect his right of indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby (except that the indemnifying party shall not be liable for any expenses during the period in which the indemnified party failed to give notice). If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party).
If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

          The indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim. If the indemnifying party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third
Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

          Section 10.6 REDUCTION FOR INSURANCE. The gross amount which an indemnifying party is liable to, for, or on behalf of the indemnified party pursuant to this Article X (the "Indemnifiable Loss") shall be reduced
(including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party related to the
Indemnifiable Loss. If an indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive

                                       24

directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such indemnified party shall pay to such indemnifying party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

          Section 10.7 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto pursuant to Sections 10.1 and 10.2 hereof shall terminate one year after the Closing Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

          Section 10.8 ESCROW ACCOUNT. The shares of NGTH Common Stock held in the Escrow Account shall be available to satisfy the indemnification claims of
NGTH pursuant to this Article X, and NGTH and the Management Sellers shall, from time to time, direct the Escrow Agent to deliver to NGTH the number of shares of
NGTH Common Stock having a value equal to the losses as to which NGTH is entitled to be indemnified pursuant to this Article X. For purposes of this
Section 10.8, the value of a share of NGTH Common Stock shall be the average of the closing price for thirty Trading Days prior to the date of payment of the claim of indemnification. On the first anniversary of the Closing Date, NGTH and the Management Sellers shall direct the Escrow Agent to deliver all of the shares of NGTH Common Stock then held in the Escrow Account to NGTH and NGTH shall thereupon distribute such shares in accordance with Section 1.7(c) of this
Agreement. For purposes of this Section 10.8, "Trading Days" shall mean a day on which the national securities exchange on which the NGTH Common Stock are listed or admitted to trading is open for the transaction of business. For the sake of clarification, the Indemnification of the Management Sellers, which includes without limitation the claims and all legal expenses incurred, shall be limited to the Shares held in the Escrow Account only.

                  ARTICLE XI TERMINATION, AMENDMENT AND WAIVER

          Section 11.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the
Closing:

          (a) By mutual written consent of NGTH and HCCI;

          (b) By either NGTH or HCCI if the transactions contemplated by this
Agreement shall not have been consummated on or before December 31, 2001.

          (c) by HCCI if (i) there shall have been a breach of any
representation or warranty on the part of NGTH or Sub set forth in this
Agreement, or if any representation or warranty of NGTH or Sub shall have become untrue, in either case such that the conditions set forth in Section 8.1 would be incapable of being satisfied by December 31, 2001 (or as otherwise extended)
or (ii) there shall have been a breach by NGTH or Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on NGTH or materially adversely affecting (or materially delaying) the consummation of the
Merger, and NGTH or Sub, as the case may be, has not cured such breach within 20 business days after notice by HCCI thereof, provided that HCCI has not materially breached any of its obligations hereunder.

          (d) by NGTH and Sub if (i) there shall have been a breach of any representation or warranty on the part of HCCI or the Management Sellers set forth in this Agreement, or if any representation or warranty of HCCI or the
Management Sellers shall have become untrue, in either case such that the conditions set forth in Section 9.1 hereof would be incapable of being satisfied by December 31, 2001 (or as otherwise extended), or (ii) there shall have been a breach by HCCI or the Management Sellers of its covenants or agreements hereunder having a Material Adverse Effect on HCCI or the Management Sellers or
materially adversely affecting (or materially delaying) the consummation of the
Merger, and HCCI or the Management Sellers has not cured such breach within 20 business days after notice by NGTH or Sub thereof, provided that neither NGTH nor Sub has materially breached any of their respective obligations hereunder.

                                       25

          (e) By either NGTH or HCCI if a court of competent jurisdiction or
Regulatory Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

          Section 11.2 EFFECT OF TERMINATION. The termination of this Agreement in accordance with Section 11.1 hereof shall have no effect on whatever rights and remedies the parties hereto may have against one another as a result of any breach of this Agreement.

          Section 11.3 AMENDMENT. This Agreement may be amended by the written agreement of the parties hereto.

          Section 11.4 EXTENSION; WAIVER. At any time prior to the Effective
Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                            ARTICLE XII MISCELLANEOUS

          Section 12.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, regardless of the termination of this Agreement or the failure to consummate the transactions contemplated hereby.

          Section 12.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

          (a) If to either of the NGTH Companies to:

              Next Generation Technology Holdings, Inc.
              7985 Indian Hill Road
              Cincinnati, Ohio 45243
              Attention:  Donald Schmitt

              with a copy to:

              Olshan Grundman Frome Rosenzweig & Wolosky LLP
              505 Park Avenue
              New York, New York 10022
              Attention:  Steven Wolosky, Esq.

                                       26

          (b) If to the Management Sellers or HCCI to:

              Healthyconnect.com, Inc.
              33 City Center Drive
              Unit 364
              Mississauga, Ontario L5B 2N5
              Attention: President

              with a copy to:

              Gersten, Savage & Kaplowitz, LLP
              101 East 52nd Street
              New York, New York 10022
              Attention: Jay Kaplowitz, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 12.2.

          Section 12.3 ENTIRE AGREEMENT. This Agreement (including the
Schedules, letter agreements and other documents delivered as of the date hereof) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto including the letter of intent dated May 18, 2001 between NGTH and HCCI.

          Section 12.4 BINDING EFFECT, BENEFITS, ASSIGNMENTS. This Agreement
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto, except that NGTH may assign this Agreement to any of its direct wholly-owned subsidiaries.

          Section 12.5 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          Section 12.6 JURISDICTION. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state or
Federal court sitting in the State of New York over any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court.
Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at his or its address set forth in this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          Section 12.7 HEADINGS. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          Section 12.8 COUNTERPARTS. This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       27

          Section 12.9 Definitions.

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, schedules, letter agreements and other documents delivered as of the date hereof, delivered pursuant hereto and incorporated herein by reference.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Certificate of Merger" shall mean the Certificate of Merger in a form not inconsistent with the terms of this Agreement and to be mutually agreed upon by the parties hereto and to be filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.1 of this
Agreement.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any
Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, franchise agreement, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any giving of notice giving rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental
Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability
Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation
and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any
Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any
Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended.

                                       28

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "Intellectual Property" shall mean all worldwide industrial and intellectual copyrights, patents, trademarks, service marks, service names, trade names, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights used in the business of HCCI or NGTH, as the case may be.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President and Chief Financial Officer of such Person.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets,
Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution or demand letter, or notice (written or oral) by any Person of governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding alleging potential
Liability, or any Regulatory Authority or other federal, state or local governmental agency or department requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "Management Sellers" means Marc Smith and Carl Pahapill.

          "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business, or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this
Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles,
(c) actions and omissions of a party (or any of its subsidiaries) taken with the prior informed written Consent of the other party in contemplation of the transactions contemplated hereby, and (z) the Merger on the

                                       29

operating performance of the Parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

          "Merger Documents" shall mean the documents to be filed with the
Secretary of State of the State of Delaware pursuant to Section 1.1 and the first sentence of Section 1.3 hereof.

          "NGTH Capital Stock" shall mean, collectively, the NGTH Common Stock and any other class or series of capital stock of NGTH.

          "NGTH Common Stock" shall mean the $.01 par value common stock of
NGTH.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities,
Assets or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Regulatory Authorities" shall mean, collectively, Nasdaq, the SEC, the Federal Trade Commission, the United States Department of Justice, and all
other federal, state, county, local or other foreign or domestic governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a
Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent
(provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships, serves as a general partner.

          "Surviving Corporation" shall mean Sub as the surviving corporation resulting from the Merger.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Closing                           Section 1.2
          Confidentiality Agreement         Section 7.1(e)
          Consideration                     Section 1.7(b)
          Effective Date                    Section 10.5(b)
          Effective Time                    Section 1.3
          Employee Benefit Plans            Section 3.10
          Employment Agreement              Section 4.2
          Escrow Account                    Section 2.3
          Escrow Agent                      Section 2.3

                                       30

          Escrow Agreement                  Section 2.3
          HCCI Financial Statements         Section 3.6
          HCCI Common Stock                 Section 1.7(b)
          Indemnifiable Loss                Section 10.7
          Indemnified party                 Section 10.6
          Indemnifying party                Section 10.6
          Merger                            Section 1.1
          Registration Rights Agreement     Section 4.2
          Representative                    Section 1.2(a)
          SEC                               Section 5.5
          SEC Reports                       Section 5.5
          Termination Date                  Section 6.2
          Third Party Claim                 Section 10.6
          U.S. GAAP                         Section 3.6(a)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include,"
"includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                                       31

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                     NEXT GENERATION TECHNOLOGY HOLDINGS, INC.

                                     By: /s/ Donald C. Schmitt
                                         ---------------------------------
                                     Name:  Donald C. Schmitt
                                     Title:  President, C.E.O.

                                     NEXT GENERATION ACQUISITION, CORP.

                                     By: /s/ Donald C. Schmitt
                                         ---------------------------------
                                     Name:  Donald C. Schmitt
                                     Title:  President, C.E.O.

                                     HEALTHYCONNECT.COM, INC.

                                     By: /s/ Carl Pahapill
                                         ----------------------------------
                                     Name:  Carl Pahapill
                                     Title:  President

MANAGEMENT SELLERS:

/s/ Carl Pahapill
---------------------------
Carl Pahapill

/s/ Marc Smith
---------------------------
Marc Smith

                                       32

TABLE OF CONTENTS

                                                                        Page

                                    ARTICLE I
                      TRANSACTIONS AND TERMS OF THE MERGER

1.1         Merger                                                       1
1.2         Time and Place of Closing                                    1
1.3         Effective Time                                               2
1.4         Charter                                                      2
1.5         Bylaws                                                       2
1.6         Directors and Officers                                       2
1.7         Conversion of Shares                                         2
1.8         AntiDilution Provisions                                      3
1.9         Fractional Shares                                            3

                                   ARTICLE II
                               EXCHANGE OF SHARES
2.1         Exchange Procedures                                          3
2.2         Rights of Former Shareholders of HCCI                        3
2.3         Escrow Shares.                                               4
2.4         No Liability.                                                4
2.5         Lost Certificates.                                           4
2.6         Dissenting Shares.                                           4

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF HCCI

3.1         Corporate Organization; Requisite Authority to Conduct
            Business;
            Articles of Incorporation and ByLaws.                        5
3.2         Capitalization and Shareholdings                             5
3.3         Subsidiaries, Etc.                                           5
3.4         Authority Relative to and Validity of Agreements             5
3.5         Required Filings and Consents; No Conflict                   5
3.6         Financial Statements                                         6
3.7         No Undisclosed Liabilities                                   6
3.8         Absence of Certain Changes and Events                        6
3.9         Taxes and Tax Returns                                        7
3.10        Employee Benefit Plans                                       7
3.11        Title to Property                                            8
3.12        Trademarks, Patents and Copyrights                           8
3.13        Legal Proceedings, Claims, Investigations, etc.              8
3.14        Insurance                                                    9
3.15        Material Contracts                                           9
3.16        Certain Transactions                                         9
3.17        Broker                                                       9
3.18        Environmental Matters                                        9
3.19        Illegal Payments                                             10
3.20        Statements True and Correct                                  10
3.21        Accounting, Tax and Regulatory Matters                       10

                                       33

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT SELLERS

4.1         Capitalization                                               10
4.2         Authority Relative to and Validity of Agreements             10
4.3         Required Filings and Consents; No Conflict                   11
4.4         Broker                                                       11
4.5         Investment                                                   11

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1         Corporate Organization; Requisite Authority to Conduct
            Business;
            Certificate of Incorporation and ByLaws                      12
5.2         Authority Relative to and Validity of Agreements             12
5.3         Required Filings; Consents                                   12
5.4         Capitalization                                               13
5.5         SEC Reports and Financial Statements                         13
5.6         No Undisclosed Liabilities                                   13
5.7         Broker                                                       13
5.8         Statements True and Correct                                  14
5.9         Taxes and Returns                                            14
5.10        No Prior Activities.                                         14
5.11        Legal Proceedings, Claims, Investigations, etc.              15
5.12        Insurance                                                    15
5.13        Certain Transactions                                         15
5.14        Illegal Payments                                             15
5.15        Subsidiaries                                                 15
5.16        Escrow Matters                                               15
5.17        Absence of Certain Changes and Events                        15
5.18        Employee Benefit Plans                                       16
5.19        Title to Property                                            16
5.20        Trademarks, Patents and Copyrights                           16
5.21        Material Contracts                                           17
5.22        Environmental Matters                                        17
5.23        Accounting, Tax and Regulatory Matters                       17

                                   ARTICLE VI
                                COVENANTS OF HCCI

6.1         Covenants of HCCI Regarding Conduct of Business
            Operations Pending the Closing                               18
6.2         No Other Negotiations                                        19

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

7.1         Covenants of HCCI, the Management Sellers and the
            NGTH Companies                                               19
7.2         Tax Treatment                                                20
7.3         Reporting Company                                            20

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF HCCI AND THE MANAGEMENT SELLERS

8.1         Representations and Warranties True                          20
8.2         Performance of Covenants                                     20
8.3         No Proceedings                                               20
8.4         Registration Rights Agreement                                20
8.5         Consents and Approvals                                       20
8.6         Working Capital                                              21
8.7         Directors                                                    21
8.8         Opinion                                                      21

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                        OBLIGATIONS OF THE NGTH COMPANIES

9.1         Representations and Warranties True                          21
9.2         Performance of Covenants                                     22
9.3         Shareholder Approval                                         22
9.4         No Proceedings                                               22
9.5         Consents and Approvals                                       22
9.6         Registration Rights Agreement                                22
9.7         Employment Agreements                                        22
9.8         Escrow Agreement                                             22
9.9         Opinion of Counsel                                           22
9.10        Material Changes                                             23
9.11        Delivery of Questionnaire and Representation Letters         23
9.12        Accredited Investors                                         23
9.13        Dissenting Shares                                            23
9.14        Releases                                                     23

                                    ARTICLE X
                                 INDEMNIFICATION

10.1        Indemnification by the Management Sellers                    23
10.2        Indemnification by the Buyer                                 23
10.3        Survival                                                     24
10.4        Limitations                                                  24
10.5        Third Party Claims                                           24
10.6        Reduction for Insurance                                      24
10.7        Termination of Indemnification                               25
10.8        Escrow Account                                               25

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

11.1        Termination                                                  25
11.2        Effect of Termination                                        26
11.3        Amendment                                                    26
11.4        Extension; Waiver                                            26

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1        Expenses                                                     26
12.2        Notices                                                      26
12.3        Entire Agreement                                             27
12.4        Binding Effect, Benefits, Assignments                        27
12.5        Applicable Law                                               27
12.6        Jurisdiction                                                 27
12.7        Headings                                                     27
12.8        Counterparts                                                 27
12.9        Definitions                                                  28

EXHIBITS

            A   List of Management Sellers
            B   Registration Rights Agreement
            C   Amendments to Employment Agreements of Carl Pahapill and Marc Smith
            D   Escrow Agreement
            E   Form of Questionnaire and Representation Letter